UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Loan from Ault Glazer Bodnar Acquisition Fund LLC

On March 6, 2006 Ault Glazer Bodnar Acquisition Fund LLC (“AGB Acquisition Fund”) loaned Patient Safety Technologies, Inc. (the “Company”) $30,000. Together with prior loans from AGB Acquisition Fund to the Company during 2006, to date AGB Acquisition Fund has loaned the Company a total of $442,750, of which $340,750 was repaid on February 8, 2006. As consideration for the March 6, 2006 loan, the Company issued AGB Acquisition Fund a secured promissory note in the principal amount of $30,000 (the “Note”), and entered into a security agreement granting AGB Acquisition Fund a security interest in the Company’s personal property and fixtures, inventory, products and proceeds as security for the Company’s obligations under the Note.

The Note accrues interest at the rate of 7% per annum, which together with principal is due to be repaid on May 7, 2006. At the option of the Company, payments of principal and interest may be paid by exchange of any securities owned by the Company valued on the day before the maturity date of the Note.

Revolving Line of Credit Agreement with AGB Acquisition Fund

On March 7, 2006 the Company entered into a Revolving Line of Credit Agreement (the “Revolving Line of Credit”) with AGB Acquisition Fund. The Revolving Line of Credit allows the Company to request advances of up to $500,000 from AGB Acquisition Fund. The initial term of the Revolving Line of Credit is for a period of six months and may be extended for one or more additional six month periods upon mutual agreement of the parties. Each advance under the Revolving Line of Credit will be evidenced by a secured promissory note and a security agreement. The secured promissory notes issued pursuant to the Revolving Line of Credit must be repaid with interest at the Prime Rate plus 1% within 60 days from issuance and will be convertible into shares of the Company’s common stock at the option of AGB Acquisition Fund at a price of $3.10 per share. The obligations of the Company pursuant to such secured promissory notes will be secured by the Company’s assets, personal property and fixtures, inventory, products and proceeds therefrom.

Certain Relationships with AGB Acquisition Fund

Ault Glazer Bodnar & Company Investment Management, LLC (“AGB & Company IM”) is the managing member of AGB Acquisition Fund. The managing member of AGB & Company IM is Ault Glazer Bodnar & Company, Inc. (“AGB & Company”). The Company’s former Chairman and Chief Executive Officer, Milton “Todd” Ault, III, is Chairman, Chief Executive Officer and President of AGB & Company. The Company’s Chief Financial Officer, William B. Horne, is also Chief Financial Officer of AGB & Company. Melanie Glazer, Manager of the Company’s subsidiary Ault Glazer Bodnar Capital Properties, LLC, is also a director of AGB & Company. The Company’s management believes the loans from AGB Acquisition Fund are on terms at least as favorable as could be obtained from an unrelated third party.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 8.01 Other Events.

The Company's 50%-owned subsidiary, Automotive Services Group, LLC ("ASG"), was formed to develop and operate automated car wash sites under the trade name “Bubba’s Express Wash”. ASG’s first site, developed in Birmingham, Alabama, is having its grand opening today and will realize revenues in the first quarter of 2006.

On January 30, 2006, ASG entered into an amended employment agreement to employ Darrell W. Grimsley, Jr. as ASG's Chairman and Chief Executive Officer. The Company expects to purchase the remaining 50% equity interest in ASG from Mr. Grimsley. No definitive agreement has been reached with respect to that transaction.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Secured Promissory Note in the principal amount of $30,000 issued March 6, 2006 to Ault Glazer Bodnar Acquisition Fund LLC
4.2	Revolving Line of Credit Agreement dated and effective as of March 7, 2006 by and between Ault Glazer Bodnar Acquisition Fund LLC and Patient Safety Technologies, Inc.
10.1	Security Agreement dated March 6, 2006 by and between Ault Glazer Bodnar Acquisition Fund LLC and Patient Safety Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: March 8, 2006	By:	/s/ Louis Glazer M.D.
Name: Louis Glazer, M.D., Ph.G.
Title: Chief Executive Officer